EXHIBIT 4.3

175,000 Shares

ATP Oil & Gas Corporation

13 1/2% Series A Cumulative Perpetual Preferred Stock

SUBSCRIPTION AGREEMENT

August 2, 2005

THE SUBSCRIBERS LISTED ON SCHEDULE 1

Dear Sirs:

1. Introductory. ATP Oil & Gas Corporation, a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to those entities listed on Schedule 1 hereto (the “Subscribers”) an aggregate of 175,000 shares of its 13 1/2% Series A Cumulative Perpetual Preferred Stock (“Offered Securities”) on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the “Securities Act”), and hereby agrees with the Subscribers as follows:

2. Representations and Warranties of the Company. The Company, as of the date hereof and as of the Closing Date, represents and warrants to, and agrees with, the Subscribers that:

(a) An offering circular relating to the Offered Securities has been prepared by the Company, as supplemented as of the date of this Agreement (the “Offering Circular”), together with any other document prepared and approved by the Company for use in connection with the contemplated sale of the Offered Securities (other than statements by third parties quoted in the Company’s correspondence), are hereinafter collectively referred to as the “Offering Document”. On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Document; prior to the issuance of the Offered Securities, the Company has no shares of preferred stock outstanding; prior to the designation of the Offered Securites, all of the shares of the Company’s preferred stock were undesignated; the shareholders of the Company have no preemptive or other rights to acquire the Offered Securities; and there are no restrictions on transfers of the Offered Securities except as required under the Securities Act, all as described in the Offering Document under “Transfer Restrictions”.

(c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than those encumbrances created in connection with the Company’s pledge of its economic interests in its subsidiaries to the lenders under the Amended and Restated Credit Agreement dated as of April 14, 2005 among the Company, the Lenders named therein and Credit Suisse First Boston, as Administrative Agent and Collateral Agent and Credit Suisse First Boston as Sole Bookrunner, Sole Lead Arranger, Syndication Agent and Documentation Agent.

(e) The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Document.

(f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company except as may be required under state securities laws and the filing of statement of resolutions for the Offered Securities (the “Statement of Resolutions”) with the Secretary of State of the State of Texas.

(g) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) There are no strikes, lockouts or slowdowns against the Company or any subsidiary of the Company pending or, to the knowledge of the Company, threatened.

(k) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Except as disclosed in the Offering Document or the Exchange Act Reports, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(m) Except as disclosed in the Offering Document or the Exchange Act Reports, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(n) The financial statements included or incorporated by reference in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(o) Except as disclosed in the Offering Document or the Exchange Act Reports, since the date of the latest audited financial statements included or incorporated by reference in the Offering Document there have been no changes, nor any developments or events involving a prospective change, that, individually or in the aggregate, have had, or would reasonably be expected to have a Material Adverse Effect, and, except as disclosed in or contemplated by the Offering Document or the Exchange Act Reports, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(p) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(q) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

(r) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(s) The offer and sale of the Offered Securities by the Company to the Subscribers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder.

(t) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has offered or will offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Shares except for this Agreement and a placement agent agreement (the “Placement Agent Agreement”) with respect to the offering with Credit Suisse First Boston LLC (the “Placement Agent”).

(u) In the event a Subscriber (A)(i) is a resident of the State of New York, (ii) has its chief executive office in the State of New York, or (iii) has an office in the State of New York from which it conducted a substantial part of the negotiations relating to its purchase of the Offered Securities, and (B) pays $1,000,000 or more for the Offered Securities it purchases, then the choice of law provisions set forth in Section 11 hereof will be recognized by the courts of the State of Texas.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell each of the Subscribers, and each of the Subscribers severally agrees to purchase from the Company, the number of Offered Securities set forth opposite the name of such Subscriber on Schedule 1 hereto, at a purchase price of U.S.$1,000 per share plus accumulated dividends, if any, from August 3, 2005 to the Closing Date (as hereinafter defined).

The Company will deliver against payment of the purchase price the certificates representing the Offered Securities to each Subscriber in the amounts set forth on Schedule 1 (the “Certificates”).

Payment for the Offered Securities shall be made by the Subscribers in Federal (same day) funds by wire transfer to an account at a U.S. bank drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP at 10:00 A.M., (New York City time), on August 3, 2005, such time being herein referred to as the “Closing Date”, against delivery to the Subscribers of the Certificates representing all of the Offered Securities registered in such denominations and registered in such names as the Subscribers may request. The Certificates will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.

4. Representations by Subscribers. Each Subscriber, severally and not jointly, represents and warrants that:

(a) it is purchasing the Offered Securities to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to each Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Offered Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of this Agreement;

(b) it is knowledgeable, sophisticated and experienced in business and financial matters;

(c) it has previously invested in securities similar to the Offered Securities and fully understands the limitations on transfer and the restrictions on sales of such securities;

(d) it is able to bear the economic risk of its investment in the Offered Securities and is currently able to afford the complete loss of such investment;

(e) it is an institutional “accredited investor” as defined in Regulation D promulgated under the Securities Act;

(f) it did not employ any broker or finder in connection with the transactions contemplated in this Agreement;

(g) it understands that:

(i) the Offered Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and the Company has not undertaken to register the Offered Securities under the Securities Act or any state or blue sky law;

(ii) the Offered Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act; and

(iii) that no public market now exists for the Offered Securities and that it is unlikely that a public market will ever exist for the Offered Securities;

(h) it further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

(i) it has had access to all information that it believes is necessary, sufficient or appropriate in connection with its purchase of the Offered Securities, has been afforded an opportunity to ask questions concerning the terms and conditions of the offering and sale of the Offered Securities, has had all such questions answered to its satisfaction and has been supplied all additional information as it has requested, has made an independent decision to purchase the Offered Securities based on the information concerning the business and financial condition of the Company, and other information available to it, which it has determined is adequate for that purpose;

(j) it is duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it was formed and the execution, delivery and performance of this Agreement is within such Subscriber’s powers (corporate and otherwise) and has been duly authorized by all requisite action (corporate and otherwise);

(k) it acknowledges that, to the extent applicable, each certificate evidencing the Offered Securities shall be endorsed with the legends substantially in the form set forth below, as well as any additional legend imposed or required by applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT: (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED) PURCHASING SUCH SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) AT ANY TIME AFTER THE CASH PAYMENT DATE (AS DEFINED IN THE STATEMENT OF RESOLUTIONS ESTABLISHING THE 13 1/2% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK, WHICH CONSTITUTES A PART OF THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, AS AMENDED, ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS) IN AN “OFFSHORE TRANSACTION” COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION AND ITS COUNSEL), (4) IN A SALE TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(1) OF THE SECURITIES ACT (IF AVAILABLE AND UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION AND ITS COUNSEL), (5) TO THE CORPORATION, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE VARIOUS STATES OF THE UNITED STATES AND ALL OTHER JURISDICTIONS. THE HOLDER OF THIS CERTIFICATE AND EACH TRANSFEREE OF THE SECURITIES REPRESENTED HEREBY WILL BE FURTHER REQUIRED TO INFORM EACH SUBSEQUENT TRANSFEREE OF THE SECURITIES REPRESENTED HEREBY OF THE FOREGOING AND ANY OTHER RESTRICTIONS ON TRANSFER.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STATEMENT OF RESOLUTIONS ESTABLISHING AND DESIGNATING THE SERIES A PREFERRED STOCK OF THE CORPORATION. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH STATEMENT OF RESOLUTIONS.”

(l) it acknowledges that prior to entering into this Agreement, it was advised by Persons deemed appropriate by such Subscriber concerning this Agreement and the transactions contemplated hereby, and conducted its own due diligence investigation and made its own investment decision with respect to such transactions. Such Subscriber is not relying on any statements, representations or warranties made by the Company, or any of their affiliates, whether in writing or orally, other than the express representations and warranties of the Company in this Agreement;

(m) it understands and acknowledges that: (i) the Offered Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as represented herein by the Subscriber; (ii) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Offered Securities under the Securities Act, under the securities laws of all applicable states and for other purposes; (iii) the offering of the Offered Securities pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act; and (iv) no state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Offered Securities or any recommendation or endorsement thereof;

(n) the principal executive office of the Subscriber in which its investment decision was made is located at the address of such Subscriber as forth set forth on the counterpart signature page to this Agreement executed and delivered by such Subscriber; and

(o) it is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (“United States Treasury Regulations”) to be treated as a United States person; or (v) an entity that is treated as a domestic partnership.

5. Certain Agreements of the Company. The Company agrees with the Subscribers that:

(a) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Subscribers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(b) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(c) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(d) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Statement of Resolutions including (i) the fees and expenses of the Transfer Agent and its professional advisers and (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Statement of Resolutions, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities.

(e) The Company agrees to indemnify all of the Subscribers (each being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instruments contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) the use of the proceeds from the sale of the Offered Securities or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of its affiliates) and will reimburse any Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or actions as such expenses are incurred; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, action or expenses (A) result from any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of such Indemnitee in this Agreement or (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(f) The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Subscribers for the Offered Securities or to take any other action that would result in the resale of the Offered Securities not being exempt from registration under the Securities Act.

(g) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act the Company shall promptly furnish or cause to be furnished to the Subscribers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities, pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.

(h) The Company will file the Statement of Resolutions with the Secretary of State of Texas on or prior to the Closing Date.

6. Conditions of the Obligation of the Subscription. The obligation of the Subscribers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Subscribers shall have received an opinion, dated the Closing Date, of Jackson Walker L.L.P., counsel for the Company, that:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with requisite corporate power and authority to (i) own its properties and conduct its business as described in the Offering Circular and (ii) authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(ii) The Offered Securities have been duly authorized and, when issued by the Company and delivered to and paid for by the Subscribers in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Offered Securities conform to the description thereof contained in the Offering Circular and the shareholders of the Company have no statutory preemptive rights with respect to the Offered Securities.

(iii) The execution, delivery and performance by the Company of this Agreement and the Statement of Resolutions and the issuance and sale of the Offered Securities and compliance with the terms and provision thereof do not (a) contravene, conflict with or violate, or necessitate any filing or registration under, (i) any order, writ, judgment, injunction, decree, determination or award known to counsel for the Company to be applicable to the Company or any property of the Company, or (ii) any provisions of the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, or (b) contravene or conflict with (i) the Amended and Restated Credit Agreement dated as of April 14, 2005 among the Company, the Lenders named therein and Credit Suisse First Boston, as Administrative Agent and Collateral Agent and Credit Suisse First Boston as Sole Bookrunner, Sole Lead Arranger, Syndication Agent and Documentation Agent, as in effect on the date hereof or (ii) any indenture, instrument or other agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

(iv) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action on the part of the Company under the laws of the State of Texas, and the Company has duly executed and delivered this Agreement.

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws and the filing of the Statement of Resolution with the Secretary of State of the State of Texas.

(vi) Assuming as to factual matters, without investigation, that the representations and warranties of the Subscribers in Section 4 of this Agreement are true and correct, it is not necessary in connection with the offer, sale and delivery of the Offered Securities by the Company to the Subscribers pursuant to this Agreement to register the Offered Securities under the Securities Act; provided, however, counsel to the Company will express no opinion as to any subsequent resale of any of the Offered Securities.

(vii) Assuming a Subscriber (A)(i) is a resident of the State of New York, (ii) has its chief executive office in the State of New York, or (iii) has an office in the State of New York from which it conducted a substantial part of the negotiations relating to its purchase of Offered Securities, and (B) pays $1,000,000 or more for the Offered Securities it purchases, then the choice of New York law to govern this Agreement would be a valid choice of law and would be upheld in a properly presented case by a court of competent jurisdiction in the State of Texas.

(viii) Based solely on counsel’s review of the information set forth in the certificates of officers of the Company delivered to counsel in connection with such opinion, which review is approved by each Subscriber, counsel has no knowledge of any material actions, suits, proceedings or investigations pending or threatened against or affecting the Company or its property in any court or before any governmental agency.

(b) The Subscribers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective date of the most recent financial statements included or incorporated by reference in the Offering Document, there have been no changes, nor any developments or events involving a prospective change, that, individually or in the aggregate, have had, or would reasonably be expected to have a Material Adverse Effect, except as set forth in the Offering Document, the Exchange Act Reports or as described in such certificate.

(c) The Company shall deliver to the Subscribers, among other documents and certificates as the Subscribers shall reasonably request, Secretary’s Certificates, dated the Closing Date, satisfactory to the Subscribers which shall include the following documents with respect to the Company: (a) articles of incorporation, (b) by-laws, (c) resolutions of the Board of Directors, (d) a certificates of good standing from the State of Texas, (e) certificates of good standing and/or qualifications to do business as a foreign corporation in such jurisdictions as the Subscribers reasonably request and (f) evidence satisfactory to the Subscribers that the Statement of Resolutions has been accepted for filing by the Secretary of State of Texas.

(d) All requisite governmental authorities and third parties shall have approved or consented to the offering of the Offered Securities and the transactions contemplated hereby to the extent required in order to consummate the offering of the Offered Securities and the transactions contemplated hereby.

(e) There shall be no defaults, prepayment events or creation of liens under debt instruments or other agreements to which the Company is a party as a result of the transactions contemplated hereby.

(f) Each Subscriber shall, on the Closing Date, and subsequently as requested by the Company, provide to the Company a duly completed and valid IRS Form W-9, executed in its name or, if the Subscriber is a single-member entity that is disregarded for U.S. federal income tax purposes, the name of its single owner. If the Subscriber is a domestic grantor trust, the statement required under United States Treasury Regulations section 1.1446-1(c)(2)(ii)(E).

The Company will furnish the Subscribers with such conformed copies of such opinions, certificates, letters and documents as the Subscribers reasonably request. The Subscribers may in their sole discretion waive compliance with any conditions to the obligations of the Subscribers hereunder.

7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Subscribers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Subscribers, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.

8. Notices. All communications hereunder will be in writing and, if sent to the Subscribers will be mailed, delivered or telegraphed and confirmed to each Subscriber at the address and fax number set forth below such Subscriber’s name on the applicable signature page at the end of this Agreement, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4600 Post Oak Place, Suite 200, Houston, TX 77027-9726, Attention: John E. Tschirhart.

9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder; provided that, without the consent of the Company no Subscribers shall be permitted to assign this Agreement in connection with a sale by such Subscriber of its Offered Securities in a registered public offering or in a sale pursuant to Rule 144A of the Securities Act.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

If the foregoing is in accordance with the Subscribers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Subscribers in accordance with its terms.

Very truly yours,

ATP OIL & GAS CORPORATION

By
[Name and Title]

The foregoing Subscription Agreement is hereby confirmed and accepted as of the date first above written.

[ ]

By
[Name and Title]

Subscriber Information

Name in which shares to be registered: ______________________

______________________________________________________

Taxpayer Identification Number: ___________________________

Street Address: _________________________________________

________________________________________

________________________________________

Name of Contact: _______________________________________

Contact Phone Number: __________________________________

Contact Fax Number: ____________________________________

SCHEDULE 1

Subscriber	Number of Offered Securities
Credit Suisse First Boston Capital LLC	59,000